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EXHIBIT 4.1

EVANS & SUTHERLAND COMPUTER CORPORATION
2004 STOCK INCENTIVE PLAN

ARTICLE 1
PURPOSE

        1.1   GENERAL. The purpose of the Evans & Sutherland Computer Corporation 2004 Stock Incentive Plan (the "Plan") is to promote the success and enhance the value of Evans & Sutherland Computer Corporation (the "Company"). The Plan achieves this goal by providing Participants with a powerful incentive for outstanding performance in generating superior returns for Company shareholders and by enhancing the Company's capability to motivate, attract, and retain the services of individuals whose knowledge, judgment, interest, and special effort contribute to the Company's success.

ARTICLE 2
EFFECTIVE DATE AND EXPIRATION DATE

        2.1   EFFECTIVE DATE. The Plan is effective on the date the Plan is approved by the Company's stockholders (the "Effective Date"). The Plan will be deemed approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present or represented and entitled to vote at a meeting duly held in accordance with the applicable provisions of the Company's Bylaws.

        2.2   EXPIRATION DATE. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the Award Agreement.

ARTICLE 3
DEFINITIONS AND CONSTRUCTION

        3.1   DEFINITIONS. The following words and phrases shall have the following meanings:

          (a)   "Award" means any Option, Restricted Stock Award or Performance-Based Award granted to a Participant pursuant to the Plan.

          (b)   "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Change of Control" means any of the following: (i) the Company executes a definitive agreement to merge or consolidate with or into another corporation in which the Company is not the surviving corporation and the Company's common stock is converted into or exchanged for stock or securities of any other corporation, cash, or any other thing of value; (ii) the Company executes a definitive agreement to sell or otherwise dispose of substantially all its assets; (iii) the Company undergoes a change of control of the nature required to be reported in response to item 6(e) of Schedule 14A promulgated under the Exchange Act; (iv) a public announcement that more than thirty percent (30%) of the Company's then outstanding voting stock has been acquired by any person or group; or (v) a change is made in the membership of the Board resulting in a membership of which less than a majority were also members of the Board on the date two years prior to such change, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by the vote of at last two-thirds of the directors then still in office who were directors on the date two years prior to such change.

          (e)   "Code" means the Internal Revenue Code of 1986, as amended.

          (f)    "Committee" means the committee of the Board described in Article 4.

          (g)   "Covered Employee" means an Employee who is, or could be, a "covered employee" within the meaning of Section 162(m) of the Code.

          (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i)    "Fair Market Value" means, as of any given date, the fair market value of Stock on a particular date determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported on the NASDAQ National Market System (or on any national securities exchange on which the Stock is then listed) for that date or, if no such price is reported for that date, the closing price on the next preceding date for which such price was reported.

          (j)    "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (k)   "Non-Employee Director" means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

          (l)    "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

          (m)  "Option" means a right granted to a Participant pursuant to Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (n)   "Participant" means a person who, as a member of the Board or employee of the Company or any Subsidiary, has been granted an Award pursuant to the Plan.

          (o)   "Performance-Based Awards" means Restricted Stock Awards granted to a Covered Employee pursuant to Article 8, subject to the terms and conditions set forth in Article 9. All Performance-Based Awards are intended to qualify as "performance-based compensation" pursuant to Section 162(m) of the Code.

          (p)   "Performance Criteria" means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: pre- or after-tax net earnings, sales or revenue, orders booked, operating earnings, operating cash flow, return on net assets, return on stockholders' equity, return on assets, return on capital, stockholder returns, gross or net profit margin, earnings per share, price per share of Stock, and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

          (q)   "Performance Goals" means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such

  Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

          (r)   "Performance Period" means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.

          (s)   "Plan" means this Evans & Sutherland Computer Corporation 2004 Stock Incentive Plan, as amended.

          (t)    "Prior Plans" mean the 1985 Stock Option Plan for Key Employees of Evans & Sutherland Computer Corporation, Evans & Sutherland Computer Corporation 1989 Stock Option Plan for Non-Employee Directors, Evans & Sutherland Computer Corporation 1995 Long-Term Incentive Equity Plan, and Evans & Sutherland Computer Corporation 1998 Stock Option Plan.

          (u)   "Restricted Stock Award" means Stock granted to a Participant pursuant to Article 8 that is subject to certain restrictions and to risk of forfeiture.

          (v)   "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

          (w)  "Subsidiary" means any corporation or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

ARTICLE 4
ADMINISTRATION

        4.1   COMMITTEE. The Plan shall be administered by the Compensation and Stock Options Committee of the Board. The Committee (or any subcommittee thereof) shall consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" pursuant to Code Section 162(m) and the regulations issued thereunder. Reference to the Committee shall refer to the Board if the Committee ceases to exist and the Board does not appoint a successor Committee. The Committee may delegate to the Chief Executive Officer of the Company the authority to grant Awards to eligible individuals who are not (a) Board members, (b) Covered Employees, or (c) subject to Section 16 of the Exchange Act. When the CEO is acting to grant Awards under this Plan, solely for purposes of this Plan, the CEO shall be deemed to be acting as, and with the authority of, the Committee.

        4.2   ACTION BY THE COMMITTEE. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved by unanimous written consent of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

        4.3   AUTHORITY OF COMMITTEE. Subject to any specific provision in the Plan, the Committee has the exclusive power, authority and discretion to:

          (a)   Designate Participants to receive Awards;

          (b)   Determine the type or types of Awards to be granted to each Participant;

          (c)   Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

          (d)   Subject to any other limitations in the Plan, determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

          (e)   Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

          (f)    Prescribe the form of each Award Agreement, which need not be identical for each Participant;

          (g)   Decide all other matters that must be determined in connection with an Award;

          (h)   Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

          (i)    Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

          (j)    Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

        4.4   DECISIONS BINDING. The Committee's interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

        5.1   NUMBER OF SHARES. Subject to adjustment provided in Article 11, the aggregate number of shares of Stock reserved and available for grant pursuant to the Plan shall be 300,000, plus (i) the number of shares of Stock available for grant pursuant to the Prior Plans as of the Effective Date, and (ii) the number of shares of Stock that were previously granted pursuant to the Prior Plans and that either terminate, expire, or lapse for any reason after the Effective Date. No more than 50,000 shares available pursuant to the Plan shall be available for grant as an Award other than an Option. Notwithstanding the above, the maximum number of shares of Stock that may be issued as Incentive Stock Options under the Plan shall be 300,000.

        5.2   LAPSED OR ASSUMED AWARDS. To the extent that an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award pursuant to the Plan. Additionally, any shares of stock tendered or withheld to satisfy the exercise price or tax withholding obligation pursuant to any Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to this Plan.

        5.3   STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

        5.4   LIMITATION ON NUMBER OF SHARES SUBJECT TO AWARDS. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during a calendar year shall be 250,000.

ARTICLE 6
ELIGIBILITY AND PARTICIPATION

        6.1 ELIGIBILITY.

          (a)   General. Persons eligible to participate in this Plan include all members of the Board and employees of the Company or a Subsidiary, as determined by the Committee. For purposes of this Plan, a change in status from (i) an employee of the Company or a Subsidiary to a non-employee Board member, or (ii) a non-employee Board member to an employee of the Company or a Subsidiary, will not be considered a termination of employment or services.

          (b)   Foreign Participants. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. The Committee may take actions it considers necessary or appropriate for such purposes without thereby affecting the terms of the Plan; provided, however, that no such actions shall increase the share limitations contained in Section 5.1 of the Plan.

        6.2   ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE 7
STOCK OPTIONS

        7.1   GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

          (a)   Exercise Price. The exercise price per share of Stock pursuant to an Option shall be determined by the Committee and set forth in the Award Agreement; provided that the exercise price for any Option shall not be less than 110% of the Fair Market Value as of the date of grant.

          (b)   Time And Conditions Of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part provided that (i) the term of any Option granted under the Plan shall not exceed ten years and (ii) no Option shall be exercisable sooner than the first anniversary of the Award. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

          (c)   Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock held for longer than six months (through actual tender or by attestation), or other property acceptable to the Committee (including broker-assisted "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

          (d)   Evidence Of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

        7.2   INCENTIVE STOCK OPTIONS. Incentive Stock Options shall be granted only to employees and such grants, as reflected in the Award Agreements, shall comply with the applicable provisions governing Incentive Stock Options.

        7.3   DIRECTOR STOCK OPTIONS.

          (a)   New Directors Options. Any Non-Employee Director first appointed or elected to the Board after the Effective Date shall receive, as of the date of such appointment or election, an Option under the Plan to purchase up to 10,000 shares of Stock (subject to adjustment as provided in Article 11).

          (b)   Annual Options. On the first day of each fiscal year of the Company after the Effective Date, each Non-Employee Director then serving as a Director shall receive an Option (an "Annual Option") to purchase up to 10,000 shares of Stock; provided, however, that in no event shall any Non-Employee Director be granted any Annual Option if Options previously granted to such Non-Employee Director under this Plan and the Prior Plans equal or exceed 100,000 shares of Stock (subject to adjustment as provided in Article 11).

          (c)   Other Terms. The terms and conditions of the New Director and Annual Options shall be set forth in an Award Agreement.

ARTICLE 8
RESTRICTED STOCK AWARDS

        8.1   GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by a written Restricted Stock Award Agreement covering the restrictions, forfeiture, termination and other conditions imposed by the Committee.

        8.2   ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter; provided that if the lapse of restrictions is not performance-based, the restrictions must lapse over a period of years that is not less than three years.

        8.3   CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 9
PERFORMANCE-BASED AWARDS

        9.1   PURPOSE. The Committee may qualify the Restricted Stock Awards pursuant to Article 8 as "performance-based compensation" pursuant to Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Article 8.

        9.2   APPLICABILITY. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a

Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

        9.3   DISCRETION OF COMMITTEE WITH RESPECT TO PERFORMANCE AWARDS. With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the kind and/or level of the Performance Goal, and whether the Performance Goal is to apply to the Company, a Subsidiary or any division or business unit thereof.

        9.4   PAYMENT OF PERFORMANCE AWARDS. A Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved. In determining the actual size of an individual Performance-Based Award, the Committee may reduce or eliminate the amount of the Performance-Based Award earned for the Performance Period, if in its sole and absolute discretion, such reduction or elimination is appropriate.

        9.5   MAXIMUM AWARD PAYABLE. The maximum Performance-Based Award payable to any one Participant pursuant to the Plan for a Performance Period is 50,000 shares of Stock.

ARTICLE 10
PROVISIONS APPLICABLE TO AWARDS

        10.1 STAND-ALONE AND TANDEM AWARDS. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

        10.2 EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, provided that the Committee may not reduce the exercise price of any previously-granted Option without shareholder approval.

        10.3 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including, without limitation, cash, promissory note, Stock held for more than six months, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

        10.4 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution.

        10.5 BENEFICIARIES. Notwithstanding Section 10.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the

Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50% of the Participant's interest in the Award shall not be effective without the prior written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

        10.6 STOCK CERTIFICATES. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

        10.7 ACCELERATION UPON A CHANGE OF CONTROL. If a Change of Control occurs, all outstanding Awards shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 422(d) of the Code or any successor provision, the excess Options shall be deemed to be Non-Qualified Stock Options. Upon, or in anticipation of, such an event, the Committee may cause every Award outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

ARTICLE 11
CHANGES IN CAPITAL STRUCTURE

        11.1 SHARES AVAILABLE FOR GRANT. In the event of any change in the number of shares of Stock outstanding by reason of any stock dividend or split, reverse split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Stock with respect to which the Committee may grant Awards, the number of shares of Stock subject to any Award, and any numeric limitation expressed in the Plan shall be proportionately adjusted by the Committee.

        11.2 OUTSTANDING AWARDS—INCREASE OR DECREASE IN ISSUED SHARES WITHOUT CONSIDERATION. Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares of Stock or the payment of a stock dividend (but only on the shares of Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by the Company, the Committee shall proportionally adjust the number of shares of Stock subject to each outstanding Award and the exercise price per share of Stock of each such Award.

        11.3 OUTSTANDING AWARDS—CERTAIN MERGERS. Subject to any required action by the stockholders of the Company, in the event that the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of

Stock receive securities of another corporation), each Award outstanding on the date of such merger or consolidation shall pertain to and apply to the securities that a holder of the number of shares of Stock subject to such Award would have received in such merger or consolidation.

        11.4 OUTSTANDING AWARDS—OTHER CHANGES. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in Article 11, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

        11.5 NO OTHER RIGHTS. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the exercise price of any Award.

ARTICLE 12
AMENDMENT, MODIFICATION, AND TERMINATION

        12.1 AMENDMENT, MODIFICATION, AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (i) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (ii) shareholder approval is required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11), (B) permits the Committee to grant Options with an exercise price that is below 110% of the Fair Market Value on the date of grant, (C) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant, or (D) permits the Committee to reduce the exercise price of any previously awarded Option or otherwise effect a "repricing" under rules promulgated by the NASDAQ National Market System.

        12.2 AWARDS PREVIOUSLY GRANTED. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

ARTICLE 13
GENERAL PROVISIONS

        13.1 NO RIGHTS TO AWARDS. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

        13.2 NO STOCKHOLDERS RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

        13.3 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. With the Committee's consent, a Participant may elect to (i) have the Company withhold from those shares of Stock that would otherwise be received upon the exercise of any Option, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company's applicable federal, state, local or foreign income and employment tax withholding obligations with respect to such Participant, or (ii) tender previously-owned shares of Stock held by the Participant for six months or longer to satisfy the Company's applicable federal, state, local, or foreign income and employment tax withholding obligations with respect to the Participant.

        13.4 NO RIGHT TO EMPLOYMENT OR SERVICES. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any Subsidiary.

        13.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

        13.6 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

        13.7 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

        13.8 FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

        13.9 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports pursuant to Section 16 of the Exchange Act, transactions pursuant to this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors pursuant to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

        13.10     GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act of 1933, as amended, any of the shares of Stock paid pursuant to the Plan. If the shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

        13.11     GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Utah.

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EVANS & SUTHERLAND COMPUTER CORPORATION 2004 STOCK INCENTIVE PLAN